UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 21, 2017, the Company issued $106,250,000 in aggregate principal amount at maturity of the Convertible Notes under an indenture, dated as of June 21, 2017 (the "Indenture"), between the Company and Wilmington Trust, National Association, as trustee (the "Trustee"), to certain qualified institutional buyers (the "Purchasers") as defined in Rule 144A under the Securities Act. The Convertible Notes were issued to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Convertible Notes will mature on June 1, 2047, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Each $1,000 principal amount at maturity of Convertible Notes had an issue price of $880 for purposes of the Indenture. An amount equal to the difference between the issue price and the principal amount at maturity will accrete to the Convertible Notes in accordance with the schedule set forth in the Indenture. The issue price plus such accreted amount per $1,000 principal amount at maturity of the Convertible Notes is referred to herein as the “accreted principal amount.” On June 1, 2022, the accreted principal amount will accrete to 100% of the final principal amount.

The Convertible Notes will bear interest at a rate of 2.00% per year, payable semiannually in arrears in cash on June 1st and December 1st of each year, beginning on December 1, 2017. The Convertible Notes are general unsecured obligations of the Company and will rank senior in right of payment to all of the Company's indebtedness that is expressly subordinated in right of payment to the Convertible Notes, will rank equally in right of payment with all of the Company's existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company's secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations owed to the Company or its subsidiaries.

Holders may convert their Convertible Notes at their option on any day prior to the close of business on the business day immediately preceding March 1, 2047 only under the following circumstances: (1) during the five consecutive business day period immediately following any five consecutive trading day period (the "Measurement Period") in which the trading price per Convertible Note for each day of that Measurement Period was less than 98% of the product of the last reported sale price of the Company's common stock and the conversion rate on each such day; (2) during any calendar quarter commencing after the calendar quarter ending September 30, 2017, if the last reported sale price of the Company's common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. The Convertible Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, March 1, 2047 until the close of business on the second scheduled trading day immediately preceding the applicable maturity date.

Upon conversion the Company will pay cash or deliver, as the case may be, cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock, at the Company's election. If the Company satisfies the conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 40 trading day observation period. The initial conversion rate for the Convertible Notes will be 20.5624 shares of common stock per $1,000 in principal amount at maturity of Convertible Notes, equivalent to a conversion price of approximately $48.63 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.

Each holder of the Convertible Notes has the right to require the Company to repurchase for cash all or any portion of such holder's Convertible Notes on June 1, 2022 at a price per $1,000 principal amount at maturity of Convertible Notes equal to the accreted principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Convertible Notes upon a Fundamental Change (as defined in the Indenture) at a price equal to 100% of the accreted principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). Holders who convert their Convertible Notes in connection with a Make-Whole Fundamental Change (as defined in the Indenture) or in connection with a redemption of such Convertible Notes on or prior to June 1, 2021 will, under certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate determined by reference to a make-whole table set forth in the Indenture.

On or before June 1, 2021, and subject to the satisfaction of certain conditions, the Company is entitled to elect to redeem all or any portion of the Convertible Notes at a redemption price equal to 100% of the accreted principal amount at maturity of Convertible Notes, plus accrued and unpaid interest to, but excluding, the redemption date, if the daily volume weighted average price of the Company’s common stock is greater than or equal to 130% of the conversion price for at least 20 trading days during any 30 consecutive trading day period. After June 1, 2021, the Company will be entitled to elect to redeem all or any portion of the Convertible Notes (without regard to the price of the Company’s common stock) at a redemption price equal to 100% of the accreted principal amount of Convertible Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains certain events of default after which the Convertible Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Convertible Note when due and such failure continues for 30 days; failure to pay any accreted principal amount of any Convertible Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with the Company's obligation to convert the Convertible Notes into cash, the Company's common stock or a combination of cash and common stock, as applicable, upon exercise of a holder's conversion right and such failure continues for 3 business days; failure to comply with the Company's obligations under the Indenture with respect to consolidation with or merger with or into or sale, transfer or lease of all or substantially all of the Company's properties and assets to another person; failure by the Company to provide timely notice of a Fundamental Change, Make-Whole Fundamental Change or certain specified corporate transactions; failure to comply with any other agreements under the Convertible Notes or Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to the Company by the holders of at least 25% in aggregate principal amount at maturity of the Convertible Notes then outstanding; default by the Company or one of its Subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $25.0 million; a final judgment or judgments for the payment of $25.0 million or more rendered against the Company or any of its Subsidiaries, which judgment is not discharged or stayed within 60 days after the date on which the right to appeal has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished; or certain events of bankruptcy, insolvency or reorganization of the Company or one of its Subsidiaries.

The description of the Indenture and Convertible Notes contained herein is qualified in its entirety by reference to the Indenture (which includes a form of Convertible Note) attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report, which is incorporated herein by reference, on June 21, 2017, the Company issued $106,250,000 in aggregate principal amount at maturity of Convertible Notes to the Purchasers in separate private placements pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Convertible Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Convertible Notes were sold to "qualified institutional buyers", as defined in Rule 144A under the Securities Act. The Convertible Notes and common stock issuable upon conversion of the Convertible Notes, if any, at the Company's election, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Convertible Notes are convertible into cash, shares of the Company's common stock, or a combination thereof, as described in this Report and the Indenture.

The net proceeds from the Convertible Notes offering were approximately $90.2 million, after deducting the original issue discount and offering expenses. The Company intends to use the net offering proceeds for general corporate purposes, including (but not limited to) acquisitions or other strategic transactions, working capital and capital expenditures, and debt repayment from time to time, based on market conditions.

The description of the Indenture and Convertible Notes contained herein is qualified in its entirety by reference to the Indenture (which includes a form of Convertible Note) attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Indenture, dated June 21, 2017, between PROS Holdings, Inc. and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: June 22, 2017
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated June 21, 2017, between PROS Holdings, Inc. and Wilmington Trust, National Association, as trustee.